Exhibit 12.01

Ratio of Earnings to Fixed Charges

	Year ended March 31,
	2004	2005	2006
	(thousand €)
Earnings
Loss before Taxes	(165,815)	(93,043)	(70,514)
Income from Associates	(544)	(654)	(491)
Loss before Taxes and Income from Associates	(166,359)	(93,697)	(71,005)

Interest Expense including amortization of discounts and capitalized expenses related to debt	213,866	179,776	228,782
Interest portion of rental expense	99,461	87,972	86,892
Dividends received from Associates	710	449	766
Total	147,678	174,500	245,435

Fixed Charges
Interest Expense including amortization of discounts and capitalized expenses related to debt	213,866	179,776	288,782
Interest portion of rental expense	99,461	87,972	86,892
Total	313,327	267,748	315,674

Ratio of Earning to fixed charges	n/a	n/a	n/a

Deficiency amount	165,649	93,248	70,239

Ratio of Earnings to Fixed Charges based on the figures resulting from the Reconciliation to U.S. GAAP

	Year ended March 31,
	2004	2005	2006
	(thousand €)
Earnings
Loss before Taxes	(120,673)	(79,972)	(13,796)
Income from Associates	(544)	(654)	(491)
Loss before Taxes and Income from Associates	(121,217)	(80,626)	(14,287)

Interest expense including amortization of discounts and capitalized expenses related to debt	176,204	178,418	174,409
Interest portion of rental expense	99,461	87,972	86,892
Dividends received from Associates	710	449	766
Total	155,158	186,213	247,780

Fixed Charges
Interest expense including amortization of discounts and capitalized expenses related to debt	176,204	178,418	174,409
Interest portion of rental expense	99,461	87,972	86,892
Total	275,665	266,390	261,301

Ratio of Earning to fixed charges	n/a	n/a	n/a

Deficiency amount	120,507	80,177	13,521

Ratio of Earnings to Fixed Charges

	3-month period ended June 30,
	2005	2006
	(thousand €)
Earnings
Income (Loss) before Taxes	10,247	(6,307)
Income from Associates	(362)	(522)
Income (Loss) before Taxes and Income from Associates	9,885	(6,829)

Interest Expense including amortization of discounts and capitalized expenses related to debt	44,097	42,536
Interest portion of rental expense	21,402	22,092
Dividends received from Associates	0	0
Total	75,384	57,799

Fixed Charges
Interest Expense including amortization of discounts and capitalized expenses related to debt	44,097	42,536
Interest portion of rental expense	21,402	22,092
Total	65,499	64,628

Ratio of Earning to fixed charges	1,15	n/a

Deficiency amount	n/a	6,829